UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 24, 2016

Medical Transcription Billing, Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-192989	22-3832302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7 Clyde Road, Somerset, New Jersey 08873
(Address of Principal Executive Offices) (Zip Code)

(732) 873-5133
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The Registrant is hereby furnishing the following information under Regulation FD:

On March 24, 2016, the Registrant issued a press release announcing that its Board of Directors has declared monthly cash dividends for its 11% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”) for March 2016 through April 2016.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Safe Harbor Statement

Statements contained in the exhibit to report that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release issued March 24, 2016 by Medical Transcription Billing, Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medical Transcription Billing, Corp.

Date: March 24, 2016	By:	/s/ Mahmud Haq
Name: Mahmud Haq
Title: Chairman of the Board and Chief Executive Officer